Exhibit 99.1

BEELINE FINANCIAL HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2023

Beeline Financial Holdings, Inc. Consolidated Financial Statements December 31, 2023

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Independent Auditor’s Report

To the Board of Directors and Stockholders

Beeline Financial Holdings, Inc.

Providence, RI 02909-2468

Opinion

We have audited the accompanying consolidated financial statements of Beeline Financial Holdings, Inc., which comprise the balance sheet as of December 31, 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Beeline Financial Holdings, Inc., as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Beeline Financial Holdings, Inc., and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Beeline Financial Holdings, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

56 Rockford Road, Wilmington, DE 19806-1004 | Phone: 302-652-4783

ciroadamscpa.com

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In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Beeline Financial Holdings, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as, evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Beeline Financial Holdings, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Wilmington, DE 19806-1004

April 24, 2024

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BEELINE FINANCIAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2023

Assets

Current Assets
Cash and cash equivalents	$190,357
Accounts receivable, net	57,970
Mortgage loans held for sale, at fair value	2,243,043
Prepaid expenses and other current assets	82,137
Total Current Assets	2,573,507

Property and equipment, net	308,693
Software development costs, net	4,863,090
Right of use assets	1,643,433
Security deposit	58,181
Total Assets	$9,446,903

Liabilities & Stockholders’ Equity

Current Liabilities
Accounts payable	$1,384,275
Warehouse lines of credit	2,158,099
Lease liability, current portion	323,959
Loan payable	91,999
Loan payable, related party	973,173
Accrued payroll	300,132
Escrows held for others	4,906
Accrued expenses and other current liabilities	9,404
Total Current Liabilities	5,245,946

Long Term Liabilities
Debt, convertible notes	9,469,018
Debt, convertible notes - related party	9,440,428
Lease liability, net of current portion	1,526,825
Promissory note	291,846
Total Long Term Liabilities	20,728,117

Total Liabilities	25,974,063

Stockholders’ Equity

Common stock, $0.01 par value, 250,000 shares authorized, 164,404 shares issued and outstanding	1,644
Series A preferred stock, $0.01 par value, 10,000 shares authorized, 24,796 shares issued and outstanding	248
Additional paid in capital	21,772,516
Accumulated other comprehensive income	(95,728)
Accumulated deficit	(38,205,841)
Total Stockholders’ Equity	(16,527,161)

Total Liabilities & Stockholders’ Equity	$9,446,903

See notes to consolidated financial statements

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BEELINE FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

Revenues	2023
Gain on sale of loans, net	$2,948,791
Interest Income, net	(47,588)
Loan origination fees	304,388
Title fees	558,759
Data and tech services	2,748
REVENUES, NET	3,767,097

Operating Expenses
Selling, general and administrative	496,393
Salaries and benefits	6,422,175
Payroll taxes	31,468
Professional fees	920,656
Marketing and advertising	1,883,622
Loan originating expenses	675,053
Depreciation and amortization	1,591,511
Rent and utilities	369,785
Computer and software	668,733
Title operation expense	199,202
Travel and entertainment	71,976
Insurance expense	212,546
Other expenses	215,240
Total Operating Expenses	13,758,360

Other Income/Expenses
Other (income)/expense	(295,946)
Interest expense	569,069
Other taxes	8,110
Total Other Income/Expenses	281,233
TOTAL EXPENSES	$14,039,594

NET INCOME (LOSS)	$(10,272,496)

See notes to consolidated financial statements

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BEELINE FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

DECEMBER 31, 2023

	Common Stock		Preferred Stock		Additional Paid in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity
Balance, January 1, 2023	164,404	$1,644	47,291	$269	$27,866,976	$(27,933,345)	$(79,836)	$(144,292)

Change in estimate used in valuation of warrants					(762,668)			(762,668)

Preferred stock exchanged for convertible notes			(22,495)	(21)	(5,706,538)			(5,706,559)

Stock-based compensation expense					374,746			374,746

Foreign currency translation adjustments							(15,892)	(15,892)

Net loss						(10,272,496)		(10,272,496)

Balance, December 31, 2023	164,404	$1,644.00	24,796	$248	$21,772,516	$(38,205,841)	$(95,728)	$(16,527,161)

See notes to consolidated financial statements

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BEELINE FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

CASH FLOWS PROVIDED BY OPEATING ACTIVITIES

Net Loss	$(10,272,496)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	1,591,511
Allowance for change in fair market value	24,552
Stock-based compensation	374,746

Changes in operating assets and liabilities:
Accounts receivable	(28,375)
Loans held for sale	725,779
Prepaid expenses and other current assets	10,706
Deposits	250
Accounts payable	147,317
Accrued payroll	(112,259)
Right of use asset	304,371
Escrows held	(17,289)
Warehouse lines of credit, net	(902,824)
Lease liability	(309,170)
Promissory note	(112,500)
Accrued expenses and other liabilities	3,640
Net Cash Used in Operating Activities	(8,572,041)

CASH FLOWS USED IN INVESTING ACTIVITIES

Purchase of property and equipment	-
Software development costs	(851,028)
Net Cash Used in Investing Activities	(851,028)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments from BDCRI loan	(71,505)
Convertible notes issued	3,940,403
Convertible notes issued - related party	4,662,026
Stock-based compensation
Demand notes	153,454
Demand notes - related party	811,718
Net Cash Provided by Financing Activities	9,496,096

Foreign currency translation adjustments	(15,892)

Net increase (decrease) in cash	57,134

Cash and cash equivalents - beginning of period	133,223
Cash and cash equivalents - end of period	$190,357

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES

Preferred stock exchanged for convertible notes	$4,506,526
Preferred stock exchanged for convertible notes - related party	$1,200,021

See notes to consolidated financial statements

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Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 1 - NATURE OF BUSINESS

Beeline Financial Holdings, Inc. (the “Company,” and together with its consolidated subsidiaries, “Beeline,” “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020, via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), Beeline Mortgage Holdings, Inc. (“Beeline Mortgage Holdings”), Beeline Loans Pty Ltd. (“Australian Subsidiary”) and Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), Beeline Title Company of California, LLC (“Beeline California”) and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Settlement Services, LLC (“Nimble Settlement Services”), and Cambridge Title Company of California (“Cambridge California”).

Beeline is a fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat API “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

NOTE 2 – GOING CONCERN, LIQUIDITY, AND MANAGEMENT’S PLANS

These consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity and stock or sell Beeline to a strategic acquirer.

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all. Please see Note 8 – Debt as to current capital raise information.

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Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Beeline Financial Holdings, Inc., and its subsidiaries. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Examples of estimates and assumptions include: for revenue recognition, estimating the gain on sale of loans originated; and for equity instruments such as options, estimating the fair value of options granted and expensed. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

MORTGAGE LOANS HELD FOR SALE

Beeline has elected the fair value option for accounting for mortgage loans held for sale.

Included in mortgage loans held for sale are loans originated as held for sale that are expected to be sold to investors and loans that have been previously sold and repurchased from investors that management intends to resell to other investors. Refer to Note 4 - Mortgage Loans Held for Sale for further information.

DERIVATIVE FINANCIAL INSTRUMENTS

Beeline enters into interest rate lock commitments, forward commitments to sell mortgage loans and forward commitments to purchase loans, which are considered derivative financial instruments. These items are accounted for as free-standing derivatives and are included in the Balance Sheet at fair value. Beeline treats all of its derivative instruments as economic hedges; therefore, none of its derivative instruments are designated as accounting hedges. Changes in the fair value of the IRLCs and forward commitments to sell and purchase mortgage loans are recorded in current period earnings and are included in gain on sale of loans, net in the Statement of Operations. Forward commitments to purchase mortgage loans are recognized in current period earnings and are included in gain on sale of loans, net in the Statement of Operations.

The Company enters into IRLCs to fund residential mortgage loans with its potential borrowers. These commitments are binding agreements to lend funds to these potential borrowers at specified interest rates within specified periods of time.

The fair value of IRLCs is derived from the fair value of similar mortgage loans or bonds, which is based on observable market data. Changes to the fair value of IRLCs are recognized based on changes in interest rates, changes in the probability that the commitment will be exercised, and the passage of time.

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Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

DERIVATIVE FINANCIAL INSTRUMENTS (continued)

IRLCs and uncommitted mortgage loans held for sale expose Beeline to the risk that the value of the mortgage loans held and mortgage loans underlying the commitments may decline due to increases in mortgage interest rates during the life of the commitments.

There were no open forward contracts at December 31, 2023.

DEPOSITS

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

PROPERTY AND EQUIPMENT, NET

Property and equipment, including leasehold improvements, are recorded at cost, and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

SOFTWARE DEVELOPMENT COSTS, NET

Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years.

IMPAIRMENT OF LONG-LIVED ASSETS

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired. Beeline does not believe that any events have occurred that would indicate its long-lived assets are impaired on December 31, 2023.

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the Beeline’s estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the Beeline’s internal models using assumptions at the measurement date that a market participant would use.

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Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

FAIR VALUE MEASUREMENTS (continued)

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of December 31, 2023.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor.” Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at December 31, 2023.

DEBT ISSUANCE COSTS

Beeline’s notes payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight-line method, which approximates the effective interest method, and the amortization of debt discount is included in the statement of operations.

REVENUE RECOGNITION

Gain on Sale of Loans, net

Includes all components related to the sale of mortgage loans, including net gain on sale of loans, which represents the premium we receive in excess of the loan principal amount and certain fees charged by investors upon the sale of loans. An estimate of the gain on sale of loans, net, is recognized at the time of the loan origination. When the mortgage loan is sold to an investor, any difference between the proceeds received and the current fair value of the loan is recognized in the current period earnings in Gain on sale of loans, net.

Loan Origination Fees

Are fees, points, and certain costs, charged to originate loans. These fees are recognized when the loans are committed.

Interest Income, net

Includes interest earned on mortgage loans held for sale net of the interest expense paid on our loan funding facilities. Interest income is recorded as earned and interest expense is recorded as incurred.

Title Fees

Commissions earned at loan settlement on insurance premiums paid to title insurance companies.

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Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

REVENUE RECOGNITION (continued)

Data and Tech

Fees received from a marketing partner who is embedded in our point-of-sale journey for investment property customers. The partner pays Beeline for leads they receive from a customer opting in to use their insurance company for landlord insurance during the application process.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

For the year ended December 31, 2023, marketing and advertising expenses were $1,883,622.

STOCK-BASED COMPENSATION EXPENSE

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Stock-based compensation expense totaled $374,746 for the year ended December 31, 2023.

INCOME TAXES

Deferred tax assets and liabilities are recorded for the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 2023, the amount of the deferred tax assets of approximately $38 million arising principally from the net operating loss carryforward was reduced to $0 by a valuation allowance of the same amount.

NOTE 4 – MORTGAGE LOANS HELD FOR SALE

Beeline sells substantially all of its originated mortgage loans to investors. At December 31, 2023, Beeline recognized an allowance for estimated fair value on the eventual sales of loans.

Mortgage loans held for sale	$2,267,595
Less: allowance for change in fair value	(24,552)
Mortgage loans held for sale, at fair value	$2,243,043

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2023, consisted of the following:

Leasehold improvements	$696,894
Furniture and fixtures	129,936
Computers and hardware	81,779
908,609
Less: accumulated depreciation	(599,941
Property and equipment, net	308,693

Depreciation expense totaled $151,376 for the year ended December 31, 2023.

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Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

Note 6 - Capitalized Software Development Costs

Beeline released its proprietary software “Hexagon” in May 2020. Through December 31, 2023, Beeline has capitalized a total of $8,079,821 in software development. As of December 31, 2023, Beeline has accumulated amortization expense of $3,216,731 of these costs for a net total of $4,863,090 in software development costs.

Beeline continues to use the “Hexagon” software for processing mortgages of commercial and residential properties and intends on licensing this software to other mortgage loan originators in the future.

In January 2023, Beeline’s internal developers began the initial development of a new proprietary software, “Hive”. The new software is an entirely new platform and code built by Beeline. The most notable feature of the new software is the integration of Beeline’s Chat API “Bob.” The official launch of Hive was January 2024 and Beeline is currently implementing the new software in its residential mortgage origination process. Through December 31, 2023, Beeline has expensed $778,972 in the development of this new software.

NOTE 7 - WAREHOUSE LINES OF CREDIT

At December 31, 2023, Beeline engaged with one bank for a line of credit to fund originated loans in the normal course of business. The agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with the agreement. The aggregate potential borrowing capacity under the warehouse line of credit is $10,000,000 at December 31, 2023.

FIRSTFUNDING, INC.

On October 1, 2022, Beeline entered into an agreement with FirstFunding, Inc. for a $10,000,000 line. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements and monthly interim unaudited financial statements. Beeline is also subject to non-financial covenants.

The below is a summary of warehouse lines outstanding as of December 31, 2023:

Warehouse Lender	Line Amount	Outstanding	Remaining Unused
FirstFunding, Inc.	10,000,000	2,158,099	7,841,901

FLAGSTAR BANK

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. The Company plans to re-engage with Flagstar before the end of 2024, once the conventional loan market improves. The Company’s focus has been on non-QM loans as the market has fluctuated and First Funding permits both non-QM and conventional loans.

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Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 8 - DEBT

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. As of December 31, 2023, the balance due is $291,846. In October 2023, Beeline began making interest-only payments in the near term until market conditions improved. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms and is collateralized and guaranteed by two of the shareholders of Beeline.

LOANS PAYABLE

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a loan payable. This loan is currently past due. Default interest is accruing at 24% per annum. As of December 31, 2023, the balance due is $60,244.

In March 2023, Beeline received $30,000 from an individual in the form of a loan payable. Interest accrues at 7% per annum. At December 31, 2023, the balance due is $31,755.

LOANS PAYABLE – RELATED PARTY

In July 2023, Beeline received $75,000 from Fluid Capital in the form of a loan payable. Interest accrues at 12.25%. per annum. This note is due April 2024. At December 31, 2023 the balance due is $78,826.

In September 2023, Beeline received $310,000 and in December 2023, Beeline received $130,500 Manta Reef (Gulp Data), in the form of loans payable. Interest accrues at 18% per annum. Interest-only payments are made monthly. These loans are due December 2024. At December 31, 2023, the balance due on these loans is $511,502.

In November 2023, Beeline received $157,500 from American Heritage Lending in the form of a loan payable. Interest accrues at 12% per annum. This loan was paid in March 2024. At December 31, 2023, the balance due is $161,280.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum. At December 31, 2023, the balance due is $221,565.

15

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 8 – DEBT (CONTINUED)

2022 SUBORDINATED CONVERTIBLE PROMISSORY NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Subordinated Convertible Promissory Notes (the “Convertible Notes”) and related Preferred Stock Warrants, up to a total of $20,000,000, to investors through March 31, 2024

Beeline raised total proceeds of $12,239,216 with 2022 Convertible Notes. Please see Note 10- Stockholders’ Equity as to no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

In 2023, three investors who made an investment of at least $500,000 in the 2022 Convertible Notes were entitled to exchange, for no additional consideration, Beeline securities held by the investor for 2022 Convertible Notes having the same value as the investor’s existing investment. These three investors exchanged 22,495 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,706,559.

All 2022 Convertible Notes are three-year notes of: $4,451,000 maturing in 2025 and $13,494,754 maturing in 2026. As of December 31, 2023, interest of $963,692 has accrued on all these notes. At December 31, 2023, the balance due on these notes is $18,909,446.

During 2024, Beeline has raised an additional $2,830,097 with the issuance of these 2022 Convertible Notes.

NOTE 9 - RELATED PARTY TRANSACTIONS

Beeline engaged an affiliated business through its title operations with Beeline Title, Beeline Settlement Services, LLC, and Beeline Texas Title. The affiliated business is owned by shareholders of Beeline. Cash paid to the affiliate totaled $527,174 at December 31, 2023. Amounts owed to the affiliated business were $322,527 at December 31, 2023.

Beeline has received, as noted in Note 8 - Loans Payable, funds from Fluid Capital, Manta Reef (Gulp Data), and American Heritage Lending in the form of loans payable during 2023. All are considered related parties.

EF Corporate Holdings, LLC, the parent company of American Heritage Lending, and an affiliate of Beeline, has purchased $1,000,021 of convertible notes in 2023.

Fluid Capital has purchased $50,000 of convertible notes in 2022 and 2023.

The Beeline director, who owns Fluid Capital, purchased $50,000 of convertible notes in 2022 and 2023.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum. At December 31, 2023, the balance due is $221,565.

In addition, another officer, director, and shareholder, purchased $4,360,472 of convertible notes in 2023. This individual now owns $7,886,472 of convertible notes at December 31, 2023.

16

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 10 - STOCKHOLDERS’ EQUITY

At December 31, 2023, Beeline was authorized to issue up to 500,000 shares of common stock, $0.01 par value per share, and 53,822 shares of preferred stock, $0.01 par value per share. As of December 31, 2023, 164,404 and 24,796 shares of common stock and preferred stock are issued and outstanding. Beeline will need to authorize additional shares of common stock to convert the 2022 Convertible Notes issued and additional shares to cover future investment rounds. Beeline is in the process of increasing the number of authorized shares to cover the additional shares to be issued.

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock described below.

No common shares were issued in 2023.

PREFERRED STOCK

During 2023, three investors exchanged 22,495 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,706,559. Please see Note 8 – Debt as to the 2022 Convertible Notes.

At December 31, 2023, and after the exchange, there are 24,796 preferred stock shares outstanding.

Dividends

Beeline shall not declare, pay, or set aside any dividends on shares of any other class or series of capital stock of Beeline (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock.

As of December 31, 2023, no dividends have been declared or accrued on any class of Company stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Beeline, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of Beeline available for distribution to its stockholders.

Optional Conversion

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion.

Mandatory Conversion

Upon any of (a) the closing of the sale of shares of Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (b) the closing of a Going-Public Transaction; or (c) the time and date, or the occurrence of an event, specified by vote or written consent of at least 65% of the issued and outstanding shares of Preferred Stock.

COMMON STOCK WARRANTS

At December 31, 2023, Beeline has 5,868 outstanding common stock warrants with an exercise price of $231.17 and a remaining contractual life of 2.75 years.

17

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 10 - STOCKHOLDERS’ EQUITY (CONTINUED)

CHANGE IN ESTIMATE USED IN VALUATION OF WARRANTS

Warrants to possibly purchase shares of the company’s capital stock worth approximately $17.945 million in the aggregate were issued and outstanding as of December 31, 2023. This equaled 100% of the aggregate principal borrowed by the company under all convertible promissory notes then issued by the company and outstanding (excluding interest thereon) as of such date. However, as of December 31, 2023, (1) the right to exercise any such warrant, (2) the exercise price of any such warrant, and (3) the type and number of shares of capital stock for which any such warrant might eventually be exercisable, all remained contingent upon various and alternative equity financing events yet to have occurred. As such, no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

Beeline considered the amount recognized attributable to such warrants in 2022 as a change in estimate used in valuation of warrants and reduced additional paid-in capital by $762,668 in 2023.

EQUITY INCENTIVE PLANS

Beeline Financial Holdings, Inc.’s Amended Equity Incentive Plan provides employees, consultants, and directors of Beeline and its affiliates awards, including incentive stock options, non-qualified stock options, and restricted stock. As approved by the Boards of Directors on December 21, 2023, the Plan was amended to increase the number of shares of Common Stock which could be made available for Award under the Plan by seventy-one thousand seven hundred and sixteen (71,716) for a total of one hundred thousand (100,000) shares of Common Stock. As of December 31, 2023, Beeline granted a total of 79,281 awards. As of December 31, 2023, 20,719 shares of Common Stock remain available for grants of awards pursuant to this Plan.

Restricted Stock Awards

In 2020, Beeline granted 12,350 Restricted Common Stock shares with an estimated fair value of $597,864 to four employees. All restricted shares issued under the Plan are now fully vested and unrestricted.

Options Awards

During 2023, Beeline granted a total of 60,909 options to employees as incentive stock options (ISOs) for Common Stock Shares. 4,509 of these options were forfeited by year end. For 2023, Beeline recognized $374,746 as compensation expense for the costs of these options. The fair value of these options was determined using a Black-Scholes Pricing Model with the following factors: exercise price - $25.00, expected term – 5 yrs., expected volatility – 63%, dividend yield of 0%, and risk-free interest rate of 3.9%.

At December 31, 2023, there are 79,281 options outstanding valued at $386,084.

Phantom Stock Awards

In 2018, Beeline adopted the Phantom Equity Plan (the “Phantom Plan”), which authorizes up to 10,000 shares (“Phantom Shares”) to be granted to participating employees. The Phantom Shares are a hypothetical equity interest in Beeline and vest over a four-year period. Each award will only vest and become payable upon certain events, such as a change in ownership of Beeline or a liquidation event, as defined in the Phantom Plan agreement. At December 31, 2023, the value per share is $0.01. No additional Phantom Shares were granted in 2023. There are 1,613 fully vested Phantom Shares.

401(k) Employee Benefit Plan

Beeline has established a retirement benefit plan under Section 401(k) of the Internal Revenue Code. Under this plan, eligible employees are permitted to contribute a percentage of compensation into the retirement plan up to a maximum determined by the Internal Revenue Code. The plan also allows for discretionary employer matching contributions and profit-sharing contributions to the plan; however, no such contributions were elected for the 2023 year ended.

18

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

Beeline leases office space under various operating lease agreements, including an office for its headquarters, for branch location and licensing purposes under non-cancelable lease arrangements that provide for payments on a graduated basis with various expiration dates.

Components of Operating and Finance Lease Cost Table for the year ended	December 31, 2023:
Operating lease cost	$335,353
Finance lease cost:	-
Amortization of right-of-use assets	-
Interest on lease liabilities	-
Total finance lease cost	$0-
Sublease income	$0-

Maturities of lease liabilities as of December 31, 2023:	Operating Leases
Weighted average remaining lease term	4 Years
Weighted average discount rate	1.32%

Supplemental cash flow information related to leases for the year ended	December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$340,149
Operating cash flows from finance leases	-
Finance cash flows from finance leases	-
-

19

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASE OBLIGATIONS (continued)

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$3,716,897
Finance leases	-
Right-of-use assets and lease liabilities as of December 31, 2023:
Assets
Operating lease right-of-use assets	$1,643,433
Finance lease right-of-use assets	-
Total right-of-use assets	$1,643,433
Liabilities
Current
Operating	$323,959
Finance	-
Non-current
Operating	$1,526,825
Finance	-
Total Lease Liabilities	$1,850,784
Maturities of lease liabilities as of December 31, 2023:	Operating Leases
2024	$350,316
2025	$360,793
2026	$282,758
2027	$227,669
2028	$234,499
Thereafter	$490,314
Total future minimum rental commitments	$1,946,349
Less Imputed Interest	95,565
Total Lease Liability	$1,850,784

NOTE 12 - CONCENTRATIONS OF CREDIT RISK

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts.

NOTE 13 - SUBSEQUENT EVENTS

2022 CONVERTIBLE NOTES ISSUED

During 2024, Beeline raised an additional $2,830,097 with the issuance of these 2022 Convertible Notes. Please see Note 8 – Debt as to the 2022 Convertible Notes.

End of Financial Statements

20

BEELINE FINANCIAL HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022

21

Beeline Financial Holdings, Inc.

Consolidated Financial Statements

December 31, 2022

22

Independent Auditor’s Report

To the Board of Directors and Stockholders

Beeline Financial Holdings, Inc.

Providence, RI 02909-2468

Opinion

We have audited the accompanying consolidated financial statements of Beeline Financial Holdings, Inc., which comprise the balance sheet as of December 31, 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Beeline Financial Holdings, Inc., as of December 31,2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Beeline Financial Holdings, Inc., and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

56 Rockford Road, Wilmington, DE 19806-1004 | Phone: 302-652-4783

ciroadamscpa.com

23

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Beeline Financial Holdings, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Beeline Financial Holdings, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as, evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Beeline Financial Holdings, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Wilmington, DE 19806-1004

September 5, 2023

24

Beeline Financial Holdings, Inc.

Consolidated Balance Sheet

December 31, 2022

Assets
Current Assets
Cash, cash equivalents	133,223
Accounts receivable	29,595
Mortgage loans held for sale, at fair value	2,993,374
Loans sale commitment derivative receivable, at fair value	-
Prepaid expenses and other current assets	92,843
Total Current Assets	3,249,035
Property and equipment, net	460,069
Software development cost, net	5,452,197
Right of use assets	1,947,804
Security deposit	58,430
Total Assets	$11,167,536
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	1,236,957
Warehouse lines of credit	3,060,923
Lease liability, current portion	309,167
Promissory note	112,500
Loan payable	100,000
Debt, current portion	-
Accrued payroll	412,391
Escrows held for others	22,195
Accrued expenses and other current liabilities	5,767
Total Current Liabilities	5,259,901
Long Term Liabilities
Debt, 2022 convertible notes	852,643
Debt, 2022 convertible notes - related party	2,985,148
Lease liability, net of current portion	1,850,784
Promissory note	363,351
Total Long Term Liabilities	6,051,927
Total Liabilities	11,311,828
Stockholders’ Equity
Common stock, $0.01 par value, 250,000 shares authorized, 164,404 shares issued and outstanding	1,644
Series A preferred stock, $0.01 par value, 10,000 shares authorized, 47,291 shares issued and outstanding	269
Additional paid in capital	27,866,976
Accumulated other comprehensive income	(79,836)
Accumulated deficit	(27,933,345)
Total Stockholder’s Equity	(144,292)
Total Liabilities & Stockholders’ Equity	$11,167,536

See Notes to the Consolidated Financial Statements

25

Beeline Financial Holdings, Inc.

Consolidated Statement of Operations

December 31, 2022

Revenues
Gain on sale of loans, net	$1,854,910
Interest income, net	(23,946)
Loan origination fees	413,209
Title fees	672,813
Revenues, net	2,916,987
Operational Expenses
Salaries and benefits	5,812,860
Payroll taxes	405,065
Professional fees	920,578
Marketing and advertising	1,776,042
loan originating expenses	1,047,241
Depreciation and amortization	1,161,094
Rent and utilities	620,779
Computer and software	922,527
Title operational expenses	140,951
Travel and entertainment	71,655
Insurance expense	202,649
Other G&A expenses	260,991
Total Operating Expenses	13,342,430
Other Income/Expense
Interest expense	283,187
Other tax	701
Total Other Income/Expense	283,888
Net Income (Loss)	$(10,709,332)

See Notes to the Consolidated Financial Statements

26

Beeline Financial Holdings, Inc.

Consolidated Statement of Stockholders’ Equity

Year ended December 31, 2022

	Common Stock		Preferred Stock		Additional Paid In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity
Balance, January 1, 2022	164,384	$1,644	26,910	$269	$22,028,641	$(17,224,013)	$(9,538)	$4,797,003
Shares compensation	20				364,191			$364,191
Series A warrants exercised			20,381		4,711,476			$4,711,476
2022 warrants issued					762,668			$762,668
Foreign currency translation							(70,298)	$(70,298)
Net Loss						(10,709,332)		$(10,709,332)
Balance, December 31, 2022	164,404	$1,644	47,291	$269	$27,866,976	$(27,933,345)	$(79,836)	$(144,292)

See Notes to the Consolidated Financial Statements

27

Beeline Financial Holdings, Inc.

Consolidated Statement of Cash Flows

Year ended December 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,709,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for gain/loss on loan-held for sale	111,216
Depreciation and amortization	1,161,094
Share compensation	364,191

Changes in operating assets and liabilities:
Account receivable	200,452
Loans held for sale	8,294,039
Prepaid expenses and other current assets	266,443
Security deposit	254,276
Account payable	330,123
Accrued payroll	(96,159)
Warehouse line of credit, net	(8,237,999)
Right of use assets	(1,947,804)
Escrows held	(30,524)
Accrued expenses and other liabilities	(60,908)
Deferred Rent	(641,627)
Lease liabilities	2,159.951
Other changes	145,691
Net Cash Used In Operating Activities	(8,436,878)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(26)
Software development costs	(1,914,772)
Net Cash Used In Investing Activities	(1,914,798)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of BDCRI loan	(71,575)
Promissory note	225,000
Repayment of promissory note	(112,500)
Series A warrants exercised	4,711,476
2022 convertible notes issued	852,642
2022 convertible notes issued - related party	2,985,148
Amortization of debt discount	254,223
2022 warrants issued	169,442
2022 warrants issued - related party	593,226
Demand note - related party	(700,000)
Corporation loan	100,000
Net Cash Provided By Financing Activities	9,007,082
Foreign currency translation	70,298
Net increase (decrease) in cash	(1,274,297)
Cash - beginning of period	1,407,520
Cash - end of period	$(133,223)

See Notes to the Consolidated Financial Statements

28

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 1 - Nature of Business

Beeline Financial Holdings, Inc. (the “Company”, and together with its consolidated subsidiaries, “Beeline”, “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020 via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), Beeline Mortgage Holdings, Inc. (“Beeline Mortgage Holdings”), Beeline Loans Pty Ltd. (“Australian Subsidiary”) and Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), Beeline Title Company of California, LLC (“Beeline California”) and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Settlement Services, LLC (“Nimble Settlement Services”), and Cambridge Title Company of California (“Cambridge California”), all of which have no operating activity.

Beeline is a fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat API “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

Note 2 – GOING CONCERN, Liquidity and Management’s Plans

These consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity and stock or sell Beeline to a strategic acquirer.

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all. Refer to Note 8 – Debt for current capital raise information.

29

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 3 - Summary of Significant Accounting Policies

Basis of Accounting

These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Beeline Financial Holdings, Inc. and its subsidiaries. Intercompany transactions and balances have been eliminated.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Examples of estimates and assumptions include: for revenue recognition, estimating the gain on sale of loans originated; and for equity instruments such as warrants, RSAs, and options, estimating the fair value of the equity transaction. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

Cash, Cash Equivalents, and Restricted cash

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

Beeline also has an agreement with Flagstar Bank for a $10,000,000 warehouse line which requires 1% of the total line amount to be restricted, which amounted to $100,000 at December 31, 2022, and is classified as long-term. The Centier Bank warehouse line agreement requires $5,500 to be restricted, which is classified as long-term. These funds are held within the respective operating accounts at each bank where the funds are restricted.

MORTGAGE LOANS HELD FOR SALE

Beeline has elected the fair value option for accounting for mortgage loans held for sale.

Included in mortgage loans held for sale are loans originated as held for sale that are expected to be sold to investors and loans that have been previously sold and repurchased from investors that management intends to resell to other investors. Refer to Note 4 - Mortgage Loans Held for Sale for further information.

DERIVATIVE FINANCIAL INSTRUMENTS

Beeline enters into interest rate lock commitments, forward commitments to sell mortgage loans and forward commitments to purchase loans, which are considered derivative financial instruments. These items are accounted for as free-standing derivatives and are included in the Balance Sheet at fair value. Beeline treats all of its derivative instruments as economic hedges; therefore, none of its derivative instruments are designated as accounting hedges. Changes in the fair value of the IRLCs and forward commitments to sell and purchase mortgage loans are recorded in current period earnings and are included in gain on sale of loans, net in the Statement of Operations. Forward commitments to purchase mortgage loans are recognized in current period earnings and are included in gain on sale of loans, net in the Statement of Operations.

The Company enters into IRLCs to fund residential mortgage loans with its potential borrowers. These commitments are binding agreements to lend funds to these potential borrowers at specified interest rates within specified periods of time.

The fair value of IRLCs is derived from the fair value of similar mortgage loans or bonds, which is based on observable market data. Changes to the fair value of IRLCs are recognized based on changes in interest rates, changes in the probability that the commitment will be exercised, and the passage of time.

30

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 3 - Summary of Significant Accounting Policies (Continued)

DERIVATIVE FINANCIAL INSTRUMENTS (continued)

IRLCs and uncommitted mortgage loans held for sale expose Beeline to the risk that the value of the mortgage loans held and mortgage loans underlying the commitments may decline due to increases in mortgage interest rates during the life of the commitments.

There were no open forward contracts at December 31, 2022.

Deposits

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

Property and Equipment, NET

Property and equipment, including leasehold improvements, are recorded at cost and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

Software Development Costs, NET

Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years.

Impairment of Long-Lived Assets

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired. Beeline does not believe that any events have occurred that would indicate its long-lived assets are impaired on December 31, 2022.

Fair Value measurements

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the Beeline’s estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the Beeline’s internal models using assumptions at the measurement date that a market participant would use.

31

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 3 - Summary of Significant Accounting Policies (Continued)

Fair Value measurements (continued)

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of December 31, 2022.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor”. Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at December 31, 2022.

Debt Issuance Costs

Beeline’s notes payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight- line method, which approximates the effective interest method, and the amortization of debt discount is included in the statement of operations.

Revenue Recognition

Gain on Sale of Loans, net

Includes all components related to the sale of mortgage loans, including net gain on sale of loans, which represents the premium we receive in excess of the loan principal amount and certain fees charged by investors upon the sale of loans. An estimate of the gain on sale of loans, net, is recognized at the time of the loan origination. When the mortgage loan is sold to an investor, any difference between the proceeds received and the current fair value of the loan is recognized in current period earnings in Gain on sale of loans, net.

Loan Origination Fees

Are fees, points, and certain costs, charged to originate loans. These fees are recognized when the loans are committed.

Interest Income, net

Includes interest earned on mortgage loans held for sale net of the interest expense paid on our loan funding facilities. Interest income is recorded as earned and interest expense is recorded as incurred.

Title Fees

Are commissions earned at loan settlement on insurance premiums paid to title insurance companies.

32

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 3 - Summary of Significant Accounting Policies (Continued)

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

Share-Based Compensation Expense

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Warrants

Beeline records at fair value its equity-classified warrants using a Black-Scholes Pricing Model. The warrants were issued as part of the Series A and 2022 debt financing transactions. Refer to Note 8 - Debt for further information.

Income Taxes

Deferred tax assets and liabilities are recorded for the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 2022, the amount of the deferred tax assets of approximately $25,000,000 arising principally from the net operating loss carryforward was reduced to $0 by a valuation allowance of the same amount.

Note 4 – Mortgage Loans Held for Sale

Beeline sells substantially all of its originated mortgage loans to investors. At December 31, 2022, Beeline recognized an allowance for estimated fair value on the eventual sales of loans.

Mortgage loans held for sale, at fair value	$3,104,590
Less: allowance for change in fair value	(111,216)
Mortgage loans held for sale, at fair value	$2,993,374

Note 5 - Property and Equipment

Property and equipment as of December 31, 2022, consisted of the following:

Leasehold improvements	$696,894
Furniture and fixtures	129,936
Computers and hardware	81,779
908,609
Less: accumulated depreciation	(448,565)
Property and equipment, net	$460,444

Depreciation expense totaled $151,376 for the year ended December 31, 2022.

33

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 6 - Capitalized Software Development Costs

As of December 31, 2022, Beeline capitalized $7,228,793 of software development costs. Beeline released version 1 of the proprietary software “Hexagon” in May 2020.

A major upgrade to the system “Version 2” was immediately started after the initial launch of the system and went into use starting November 2020. This upgrade gave the consumer access to a user portal and the ability to process some conditions on their own through uploading documents and accessing key information of their loan.

Additional functionality was added to the system in “Version 3”. This version will allow proprietary technologies to process underwriting conditions and automating major functions of the business. The basics of Beeline’s “Automation Condition Resolution Engine” was substantially completed in this Version.

“Version 4” was released in May 2022. It significantly changed the loan options user interface and experience for customers. It also introduced a dedicated flow for new loan types and channels. Other changes in Version 4 included additional build out of the Automation Condition Resolution Engine. Version 4 was completed by December 31, 2022, with development starting on Version 5 in early 2023. At December 31, 2022, capitalized software development costs consisted of the following:

Software Development Version 1	$1,725,250
Software Development Version 2	821,983
Software Development Version 3	3,335,136
Software Development Version 4	1,346,423
7,228,793
Less: Accumulated Depreciation	(1,776,597)
Software Development, net	$5,452,196

Amortization expense totaled $1,009,718 for the year ended December 31, 2022.

Note 7 - Warehouse Lines of Credit

At December 31, 2022, Beeline engaged with three banks for lines of credit to funds originated loans in the normal course of business. Each agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with these agreements. The aggregate potential borrowing capacity under the warehouse lines of credit is $25,000,000 at December 31, 2022.

Flagstar Bank

As of November 28, 2022, Company renewed their warehouse agreement, which is due on demand, for a $10,000,000 line of credit. With LIBOR phasing out, our agreement was changed to SOFR. The most recently amended and restated agreement states the Applicable Margin means, for any advance made, 2.25%; Benchmark means initially 1 Month Term SOFR, provided that if 1 Month Term SOFR or then-current Benchmark is unavailable pursuant to clause (b), then Benchmark means the applicable Benchmark that has replaced such prior benchmark rate pursuant to clause (c) of the agreement. The Interest Rate Floor means for any advance made 3.50%. A draw fee is associated to each transaction and unused fees if the quarterly usage is less than 50%, and are recorded in loan origination expenses. Financial covenants include minimum net worth, leverage ratios, annual net income and minimum liquidity requirements. This agreement also requires Beeline to pledge 1% of the principal amount to be restricted as collateral as well as personal guarantees of two members of Beeline’s management team. In 2022, Beeline was in default on its annual net income requirement.

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. Company plans to re-engage with Flagstar before the end of 2023, once the conventional loan market improves. Company’s focus has been on Non-QM loans as the market has fluctuated and First Funding permits both Non-QM and conventional loans.

34

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 7 - Warehouse Lines of Credit (Continued)

Centier Bank

On September 10, 2021, Beeline entered into an agreement with Centier Bank for a $5,000,000 line of credit. The interest rate is either 1.) the collateralized note rate for the first 60 days after the initial advance, or 2.) the collateralized note rate plus 4% for loans advanced over 60 days following the initial date. However, the interest rate should not be less than 3.50%. Beeline is required to maintain a total of $5,500 with Centier Bank in operating and disbursement accounts, which are recorded as restricted cash. Financial covenants include minimum adjusted tangible net worth, debt to adjusted tangible net worth and annual net income requirements. This agreement also requires personal guarantees of two members of Beeline’s management team.

As of November 9, 2022, Beeline received a non-renewal letter from Centier with an effective date of January 9, 2023.

FirstFunding, Inc.

On September 21, 2021, Beeline entered into an agreement with FirstFunding, Inc. for a $10,000,000 line, which expires on September 30, 2022. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements and monthly interim unaudited financial statements. Beeline is also subject to non-financial covenants.

The below is a summary of warehouse lines outstanding as of December 31, 2022:

Warehouse Lender	Line Amount	Outstanding	Remaining Unused
Flagstar Bank	$10,000,000	$2,937,644	$7,062,356
FirstFunding, Inc.	10,000,000	—	10,000,000
Centier Bank	5,000,000	—	5,000,000
Total Available	$25,000,000	$2,937,644	$22,062,356
Additional Unfunded Loans Committed		117,823
Accrued Interest on Outstanding Loans		5,456
Total Loans Held on Warehouse		$3,060,923

Note 8 - Debt

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. Principal payments of $9,375 are due monthly, beginning on April 29, 2022. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms, and is collateralized and guaranteed by two of the owners of Beeline.

Loan payable

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a demand note. This Demand Note is due as follows: $103,500 if paid by January 16, 2023, $107,500 if paid by February 20, 2023, and $112,500 if paid by March 2023. The amount due includes an amortized closing/administrative fee of $2,500. Default interest is accruing at 24% per annum.

35

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 8 – Debt (Continued)

2022 CONVERTIBLE NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Convertible Notes and related Common Stock Warrants, up to a total of $17,000,000, to investors through August 15, 2023.

During 2022, Beeline issued a total of $4,276,000 of these notes and warrants. Note proceeds from this offering were $3,513,332 and the 49,171 warrants proceeds were $762,668. The fair value of the warrants was determined using a Black-Scholes Pricing Model with the following factors: exercise price - $40.77, expected term – 3 yrs., expected volatility – 50%, dividend yield of 0%, and risk-free interest rate of 4.5%. The value assigned to the warrants is considered a debt discount of $762,668 which is recognized as interest expense over the three-year life of the notes at an interest charge of $254,223 per year. 49,171 warrants are outstanding at December 31, 2022.

During 2023, Beeline raised an additional $5,024,100 in notes and warrants.

Beeline raised a total amount of $9,300,100 with 2022 Convertible Notes and Warrants. These three-year notes mature: $4,276,000 in 2025 and $5,024,100 in 2026.

Note 9 - Related Party Transactions

Beeline also engaged an affiliated business through its title operations with Beeline Title, Beeline Settlement Services, LLC and Beeline Texas Title. The affiliated business is owned by shareholders of Beeline. Revenue generated from the affiliated business was $117,698 during the year ended December 31, 2022. Cash paid to the affiliate totaled $24,617 at December 31, 2022. Amounts owed to the affiliated business was $2,706 at December 31, 2022.

A former officer, director, and shareholder exercised a warrant for 1,514 preferred shares for $350,000. The same former officer, director, and shareholder exercised a warrant indirectly for 1,081 preferred shares for $250,000.

An officer, director, and shareholder exercised a warrant for 1,514 preferred shares for $350,000. This same officer, director, and shareholder purchased 2022 Convertible Notes for $3,326,000. Interest accrued during the year on these notes is $54,632. This same officer, director, and shareholder was paid $700,000 to pay off certain demand notes of Beeline purchased by this officer, director, and shareholder in previous years.

Note 10 - Stockholders’ Equity

At December 31, 2022, Beeline was authorized to issue up to 500,000 shares of common stock, $0.01 par value per share, and 53,822 shares of Preferred Stock, $0.01 par value per share. As of December 31, 2022, 164,684 and 26,910 shares of common stock and preferred stock are issued and outstanding. Beeline will need to authorize additional shares of common stock to convert the 2022 Convertible Notes issued and additional shares to cover future investment rounds. Beeline is in the process of increasing the number of authorized shares to cover the additional shares to be issued.

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

Common Stock

The holders of common stock are entitled to one vote for each share held. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock described below.

36

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 10 - Stockholders’ Equity (Continued)

Preferred Stock

Dividends

Beeline shall not declare, pay, or set aside any dividends on shares of any other class or series of capital stock of Beeline (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock.

As of December 31, 2022, there have not been any dividends declared or accrued on any class of Company stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Beeline, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of Beeline available for distribution to its stockholders.

Optional Conversion

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion.

Mandatory Conversion

Upon any of (a) the closing of the sale of shares of Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (b) the closing of a Going-Public Transaction; or (c) the time and date, or the occurrence of an event, specified by vote or written consent of at least 65% of the issued and outstanding shares of Preferred Stock.

COMMON STOCK WARRANTS AND PREFERRED STOCK WARRANTS

On October 1, 2021, Series A Convertible Note investors received common stock warrants as part of their purchase of the Series A Convertible Notes. Holders of the Common Stock Warrants were entitled to purchase up to 35% of the aggregate number of Series A Preferred Stock purchased on October 1, 2021 at an exercise price of $231.17 per share. The Common Stock Warrants expire on October 1, 2026.

During 2022, investors exercised preferred stock warrants for 20,381 preferred shares paying Beeline $4,711,476.

At December 31, 2022, Beeline has 9,426 outstanding common stock warrants with an exercise price of $231.17 and a remaining contractual life of 3.75 years.

Equity Incentive Plans

Beeline Financial Holdings, Inc.’s Amended Equity Incentive Plan provides employees, consultants and directors of Beeline and its affiliates awards, including incentive stock options, non-qualified stock options, and restricted stock. As amended, a total number of 28,284 shares of Common Stock were authorized and remain available for grants of awards pursuant to this Plan. As of December 31, 2022, Beeline granted a total of 31,722 awards. Beeline is in the process of increasing the number of authorized shares available to cover previous and future grants of awards by the Company.

Restricted Stock Awards

In 2020, Beeline granted 12,350 Restricted Common Stock shares with an estimated fair value of $597,864 to four employees. Beeline recognized the remaining compensation expense of $286,974 during 2022. All restricted shares issued under the Plan are now fully vested and unrestricted.

37

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 10 - Stockholders’ Equity (Continued)

Equity Incentive Plans (continued)

Options Awards

In 2022, Beeline granted 22,881 5 yr., Options to employees as incentive stock options (ISOs) for common stock shares. 3,509 of these options were forfeited by year end. The outstanding 19,372 options at year end were valued at $386,084. The fair value of these options was determined using a Black-Scholes Pricing Model with the following factors: exercise price - $40.77, expected term – 5 yrs., expected volatility – 50%, dividend yield of 0%, and risk-free interest rate of 4.5%. Beeline recognized $77,217 as compensation expense for the costs of these options in 2022.

Phantom Stock Awards

In 2018, Beeline adopted the Phantom Equity Plan (the “Phantom Plan”), which authorizes up to 10,000 shares (“Phantom Shares”) to be granted to participating employees. The Phantom Shares are a hypothetical equity interest in Beeline and vest over a four-year period. Each award will only vest and become payable upon certain events, such as a change in ownership of Beeline or liquidation event, as defined in the Phantom Plan agreement. At December 31, 2022, the value per share is $0.01. No additional Phantom Shares were granted in 2022. There are 1,613 fully vested Phantom Share.

401(k) Employee Benefit Plan

Beeline has established a retirement benefit plan under Section 401(k) of the Internal Revenue Code. Under this plan, eligible employees are permitted to contribute a percentage of compensation into the retirement plan up to a maximum determined by the Internal Revenue Code. The plan also allows for discretionary employer matching contributions and profit sharing contributions to the plan, however, no such contributions were elected for the 2022 year ended.

Note 11 - Commitments and Contingencies

Lease OBLIGATIONS

Beeline leases office space under various operating lease agreements, including an office for its headquarters, for branch location and licensing purposes under non-cancelable lease arrangements that provide for payments on a graduated basis with various expiration dates.

Components of Operating and Finance Lease Cost Table for the year ended	December 31, 2022:
Operating lease cost	$482,363
Finance lease cost:	-
Amortization of right-of-use assets	-
Interest on lease liabilities	-
Total finance lease cost	$-
Sublease income	$-

Maturities of lease liabilities as of December 31, 2022:	Operating Leases
Weighted average remaining lease term	5 Years
Weighted average discount rate	1.41%

Supplemental cash flow information related to leases for the year ended	December 31, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$451,199
Operating cash flows from finance leases	-
Finance cash flows from finance leases	-
Right-of-use assets obtained in exchange for lease obligations:	-
Operating leases	$3,716,897
Finance leases	-

38

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 11 - Commitments and Contingencies (Continued)

Lease OBLIGATIONS (continued)

Right-of-use assets and lease liabilities as of December 31, 2022:
Assets
Operating lease right-of-use assets	$1,940,554
Finance lease right-of-use assets	-
Total right-of-use assets	$1,940,554
Liabilities
Current
Operating	$309,167
Finance	-
Non-current
Operating	$1,850,784
Finance	-
Total Lease Liabilities	$2,159,951

Maturities of lease liabilities as of December 31, 2022:	Operating Leases
2023	$340,149
2024	$350,316
2025	$360,793
2026	$282,758
2027	$227,669
Thereafter	$724,813
Total future minimum rental commitments	$2,286,498
Less Imputed Interest	126,548
Total Lease Liability	$2,159,951

Note 12 - Concentrations of Credit Risk

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts.

Note 13 - Subsequent Events

2022 CONVERTIBLE NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Convertible Notes and related Common Stock Warrants, up to a total of $17,000,000, to investors through August 15, 2023. Refer to Note 8 – Debt for further information.

39

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2022

Note 13 - Subsequent Events (Continued)

INVESTOR’S EXCHANGE AGREEMENT

In January 2023, one investor who made an investment of at least $500,000 in the 2022 Convertible Notes and 2022 Common Stock Warrants issued was entitled to exchange, for no additional consideration, Beeline securities held by the investor for 2022 Convertible Notes and 2022 Common Stock Warrants having the same value as the investor’s existing investment. This investor exchanged 17,304 shares of preferred stock for a 2022 Convertible Note having a principal amount of $4,000,165. A 2022 Common Stock Warrant was also issued to the investor as part of this exchange.

The resulting effect to Beeline’s Equity of this Exchange is:

Beeline’s Stockholders’ Equity at December 31, 2022:	$(144,292)
Less: Value of Preferred Shares Exchanged:	(4,000,165)
Beeline’s Stockholders’ Equity at January 26, 2023:	$(4,144,457)

End of Financial Statements

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